UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 8, 2009

YAYI INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23806	87-0046720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XingGuang Road No. 9 Zhong Bei Industrial Park, XiQing, District TianJin City, China 300384
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:		86 22 2798 4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information called for by this item is incorporated by reference from the information set forth in item 8.01, to the extent required to be set forth herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information called for by this item is incorporated by reference from the information set forth in item 8.01, to the extent required to be set forth herein.

Item 8.01	Other Events

On or about April 8, 2009 we and Shanghai Pudong Development Bank (“SPDB”) effected an amendment and restatement (as so amended and restated, the “Restated Agreement”) of the Short Term Loan Agreement dated on or about November 28, 2008 for 10 million RMB.  This loan agreement, prior to the amendment and restatement, provided that we could not, with certain exceptions, (i) discharge or incur other debt, (ii) discharge or satisfy any guarantees or guarantee other debt, (iii) engage in mergers, acquisitions, restructurings, or the sale, lease or disposal of any important assets, or (iv) or enter into any agreements which would adversely effect our ability to perform our obligations under this agreement.  The change effected by the Restated Agreement was to amend and restate section 8(4) and (5) to provide that such activities are not prohibited but merely require that we notify SPDB before engaging in such activities.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description of Exhibit

10.10	Short Term Loan Agreement for RMB 10 million with Shanghai Pudong Development Bank (Translation of Exhibit 99.10)

99.10	Short Term Loan Agreement for RMB 10 million with Shanghai Pudong Development Bank (Chinese language version of exhibit 10.10)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date:	April 24, 2009	By:	/s/ Li Liu
Li Liu,
Chief Executive Officer and President